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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Merrill Lynch & Co., Inc.
                           -------------------------
             (Exact name of registrant as specified in its charter)


                   Delaware                                   13-2740599
                 ------------                                ------------
   (State of incorporation or organization)                (I.R.S. Employer
                                                           Identification No.)

           4 World Financial Center
              New York, New York                                 10080
        ----------------------------                           ---------
   (Address of principal executive offices)                    (Zip Code)


If this form relates to the               If this form relates to the
registration of a class of                registration of a class of securities
securities pursuant to Section 12(b)      pursuant to Section 12(g) of the
of the Exchange Act and is                Exchange Act and is effective
effective pursuant to General             pursuant to General Instruction A.(d),
Instruction A.(c), please check the       please check the following
following box. [X]                        box. [_]

Securities Act registration statement file number to which this form relates:
333-83374
---------

Securities to be registered pursuant to Section 12(b) of the Act:


         Title of each class                      Name of each exchange on which
         to be so registered                      each class is to be registered
         -------------------                      ------------------------------

Strategic Return Notes/SM/ Linked to the

Select European 50 Index due June  , 2007         American Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of class)




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Item 1.           Description of Registrant's Notes to be Registered.
                  --------------------------------------------------


                  The description of the general terms and provisions of the
Strategic Return Notes/SM/ Linked to the Select European 50 Index due June   ,
2007 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated May 2, 2002, and the Prospectus dated April 1, 2002, attached hereto as Exhibit 99(A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-83374 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.           Exhibits.
                  --------

             99 (A) Preliminary Prospectus Supplement dated May 2, 2002, and Prospectus dated April 1, 2002, (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

             99 (B)        Form of Note.

             99 (C)        Copy of Indenture between Merrill Lynch & Co., Inc.
                           and JPMorgan Chase Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

                  Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.





















* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.









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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           MERRILL LYNCH & CO., INC.




                                           By:     /s/ Judith A. Witterschein
                                               ---------------------------------
                                                      Judith A. Witterschein
                                                            Secretary

Date: June 6, 2002




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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549















                            MERRILL LYNCH & CO., INC.















                                    EXHIBITS
                                       TO
                           FORM 8-A DATED JUNE 6, 2002

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                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.
----------

99 (A)            Preliminary Prospectus Supplement dated
                  May 2, 2002, and Prospectus dated
                  April 1, 2002 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)            Form of Note.

99 (C)            Copy of Indenture between Merrill Lynch & Co.,
                  Inc. and JPMorgan Chase Bank, formerly
                  Chemical Bank (successor by merger to
                  Manufacturers Hanover Trust Company),
                  dated as of April 1, 1983, as amended and restated.*



























* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.